[ ] Shares

                          Ultrapetrol (Bahamas) Limited

                                  Common Shares


                             UNDERWRITING AGREEMENT


                                                                      [  ], 2007


UBS SECURITIES LLC,
BEAR, STEARNS & CO. INC.
As Representatives of the Several Underwriters,
c/o UBS Securities LLC,
    299 Park Avenue
    New York, N.Y. 10171

Dear Sirs:

     1. Introductory. Ultrapetrol (Bahamas) Limited, a Bahamas corporation (the "Company"), proposes to issue and sell [ ] of its Common Shares, par value $0.01 per share (the "Securities"), and the stockholders listed on Schedule B hereto (the "Selling Stockholders") propose severally to sell an aggregate of [ ] outstanding shares of Securities (such Securities to be sold by the Company and the Selling Stockholders being together referred to as the "Firm Securities"). Solimar Holdings Ltd. ("Solimar") also proposes to sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than [ ] additional shares of Securities, (the "Optional Securities") as set forth below. The Firm Securities and the Optional Securities are herein collectively called the "Offered Securities". The Company and the Selling Stockholders hereby agree with the several Underwriters named in Schedule A hereto ("Underwriters") as follows:

     2. Representations and Warranties of the Company and the Selling Stockholders. (a) The Company represents and warrants to, and agrees with, the several Underwriters that:

          (i) A registration statement (No. 333-[ ]) (the "initial registration statement") relating to the Offered Securities, including a form of prospectus, has been filed with the Securities and Exchange Commission (the "Commission") and an additional registration statement (the "additional registration statement") relating to the Offered Securities may have been or may be filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Securities Act of 1933 ("Act"). "Initial Registration Statement" as of any time means the initial registration statement, in the form then filed with the Commission, including all material then incorporated by reference therein, all information contained in the additional registration statement (if any) and then deemed to be a part of the initial registration statement pursuant to the General Instructions of the Form on which it is filed and all information (if any) included in a prospectus then deemed to be a part of the initial registration statement pursuant to Rule 430C ("Rule 430C") under the Act or retroactively deemed to be a part of the initial registration statement pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act and that in any case has not then been superseded or modified. "Additional Registration Statement" as of any time means the additional registration statement, in the form then filed with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all information (if any) included in a prospectus then deemed to be a part of the additional registration statement pursuant to Rule 430C or retroactively deemed to be a part of the additional registration statement pursuant to Rule 430A(b) and that in any case has not then been superseded or modified. The Initial Registration Statement and the Additional Registration Statement are herein referred to collectively as the "Registration Statements" and individually as a "Registration Statement". "Registration Statement" as of any time means the Initial Registration Statement and any Additional Registration Statement as of such time. For purposes of the foregoing definitions, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in such Registration Statement as of the time specified in Rule 430A. As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended. The Offered Securities all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement. For purposes of this Agreement, "Effective Time" with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act. If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the Initial Registration Statement or the Additional Registration Statement (if any) means the date of the Effective Time thereof. A "Registration Statement" without reference to a time means such Registration Statement as of its Effective Time. "Statutory Prospectus" as of any time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any information in a prospectus deemed to be a part thereof pursuant to Rule 430A or 430C that has not been superseded or modified. For purposes of the preceding sentence, information contained in a form of prospectus that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) ("Rule 424(b)") under the Act. "Prospectus" means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act. "Issuer Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company's records pursuant to Rule 433(g). "General Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by it being specified in Appendix II to this Agreement. "Limited Use Issuer Free Writing Prospectus" means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus. "Applicable Time" means [ ] (Eastern time) on the date of this Agreement.

          (ii) (A) On the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement, each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof. Except as disclosed in the Registration Statement or the Prospectus, on the date of this Agreement, the Company's Annual Report on Form 20-F (the "Exchange Act Report") most recently filed with the Commission pursuant to the United States Securities Exchange Act of 1934 (the "Exchange Act") does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Such document, when it was filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

          (iii) (A) At the time of initial filing of the Initial Registration Statement and (B) at the date of this Agreement, the Company was not and is not an "ineligible issuer", as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under
     Section 8 of the Act and not being the subject of a proceeding under
     Section 8A of the Act in connection with the offering of the Offered Securities, all as described in Rule 405.

          (iv) As of the Applicable Time, neither (A) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus, dated [ ], 2007 (which is the most recent Statutory Prospectus distributed to investors generally) and the information set forth in Appendix I hereto, all considered together (collectively, the "General Disclosure Package"), nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in the Registration Statement or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

          (v) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (A) the Company has promptly notified or will promptly notify the Representatives and (B) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

          (vi) The Company (A) has been duly incorporated and is a validly existing corporation in good standing under the laws of the Bahamas, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; and (B) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except where the failure to be so qualified or in good standing would not individually or in the aggregate have a material adverse effect on the properties, business, prospects, condition (financial or other) or results of operations of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect"). As of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the General Disclosure Package.

          (vii) (A) Each subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package; (B) each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; (C) all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and (D) the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects, except in the case of this clause (D) for liens, encumbrances and defects described in the General Disclosure Package.

          (viii) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the Offered Securities to be sold by the Selling Stockholders and all other outstanding shares of capital stock of the Company are, and, when the Offered Securities to be sold by the Company have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), the Offered Securities to be sold by the Company will have been, validly issued, fully paid and nonassessable, will be consistent with the information in the General Disclosure Package and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

          (ix) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, other than the Registration Rights Agreement between the Company and Solimar Holdings Ltd., Inversiones Los Avellanos S.A. and Hazels (Bahamas) Investments, Inc., dated as of September 21, 2006.

          (x) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this offering.

          (xi) The Offered Securities have been approved for listing on The Nasdaq Stock Market's National Market subject to notice of issuance.

          (xii) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court or any other third party is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

          (xiii) Except as disclosed in the General Disclosure Package, under current laws and regulations of the Bahamas and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Securities may be paid by the Company to the holder thereof in United States dollars or in the currency of such jurisdiction that may be converted into foreign currency and freely transferred out of such jurisdiction and all such payments made to holders thereof or therein who are non-residents of the Bahamas will not be subject to income, withholding or other taxes under laws and regulations of the Bahamas or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Bahamas or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Bahamas or any political subdivision or taxing authority thereof or therein.

          (xiv) The execution, delivery and performance of this Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, and the issuance and sale of the Offered Securities and compliance with the terms and provisions hereof and thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (or an event which with notice or passage of time or both would constitute a default under), (A) any statute, judgments, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, except for breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect; (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect; or (C) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority (corporate and other) to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Company has full power to execute, deliver and perform all its other obligations under this Agreement and to consummate the transactions contemplated thereby.

          (xv) This Agreement has been duly authorized, executed and delivered by the Company.

          (xvi) Except as disclosed in the General Disclosure Package, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets described in the General Disclosure Package as being owned by them, in each case free from liens, encumbrances and defects that would, individually or in the aggregate, have a Material Adverse Effect; and except as disclosed in the General Disclosure Package, the Company and its subsidiaries hold any real or personal property described in the General Disclosure Package as being leased by them under valid and enforceable leases with no exceptions that would, individually or in the aggregate, have a Material Adverse Effect. All material leases, contracts and agreements to which the Company or any subsidiary is a party or by which any of them is bound are valid and enforceable against the Company or such subsidiary, and to the knowledge of the Company and such subsidiary are valid and enforceable against the other party or parties thereto and are in full force and effect.

          (xvii) The Company and its subsidiaries (A) possess adequate licenses, permits, certificates, consents, orders, approvals and other authorities issued by, and have made or on or prior to the First Closing Date will make, all declarations and filings with, appropriate governmental agencies and bodies, self-regulatory organizations, courts and other tribunals and all other third parties necessary to conduct the business now operated by them ("Permits") other than as would not individually or in the aggregate have a Material Adverse Effect; (B) have fulfilled and performed all of their material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit; and (C) have not received any notice of proceedings relating to the revocation or modification of any Permit, except as described in the General Disclosure Package.

          (xviii) The statistical and market-related data included in the General Disclosure Package was prepared by an expert which the Company believes to be reliable, and the Company has no reason to believe that such statistical and market-related data is inaccurate in any material respect.

          (xix) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent or threatened that might have a Material Adverse Effect and none of the Company and its subsidiaries is aware of any existing, imminent or threatened labor disturbance by the employees of any of its principal suppliers, manufacturers, distributors or contractors that would individually or in the aggregate have a Material Adverse Effect.

          (xx) Each of the Company and its subsidiaries carries insurance covering their respective vessels and properties in such amounts and covering such risks as is adequate for the conduct of its business and is customary to its business. None of the Company or any of its subsidiaries has received written notice from any insurer or agent of such insurer that any material capital improvements or other material expenditures are required or necessary to be made in order to continue such insurance.

          (xxi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

          (xxii) Except as disclosed in the General Disclosure Package, (A) each of the Company and its subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below); (B) each of the Company and its subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and possesses and is in compliance with all Permits required under any applicable Environmental Law and each of them is in full force and effect; (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law; (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facilities or property owned, operated, leased or controlled by the Company or any of its subsidiaries; (E) none of the Company or any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law; and (F) no property or facility owned or operated by the Company or any of its subsidiaries is contaminated with any material, substance or waste that is regulated by or pursuant to any Environmental Law; in the case of each of (A) to (F) above, other than as would not individually or in the aggregate have a Material Adverse Effect. For purposes of this Agreement, "Environmental Laws" means the common law and all applicable Federal, state, local, foreign and international laws, regulations, treaties, conventions, rules, codes, orders, decrees, judgments, injunctions or legally-binding agreements relating to pollution, the environment or human health and safety, including, without limitation, laws relating to (1) emissions, discharges, releases or threatened releases of, or exposure to, pollutants or contaminants or hazardous or toxic materials, substances or wastes; (2) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous or toxic materials, substances or wastes; and (3) underground and above ground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

          (xxiii) Except as disclosed in the General Disclosure Package, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (xxiv) There are no legal or governmental proceedings involving or affecting the Company or any of its subsidiaries or any of their respective properties that are required to be described pursuant to the Securities Act that are not described in the General Disclosure Package.

          (xxv) The statements in the Registration Statement and General Disclosure Package under the heading "Description of Capital Stock", insofar as such statements constitute a summary of documents or matters of law, are accurate in all material respects as of the First Closing Date and present fairly the information required to be shown.

          (xxvi) (A) The financial statements included in each Registration Statement and the General Disclosure Package present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the General Disclosure Package, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder and (B) the summary and selected financial and statistical data included in the General Disclosure Package present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included in the General Disclosure Package, except as otherwise stated in the General Disclosure Package, and comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the rules and regulations thereunder.

          (xxvii) Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event which the Company reasonably believes involves a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole (a "Material Change"); except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock nor has the Company purchased any of its outstanding capital stock; and there has not been any change in the capital stock or long-term indebtedness of the Company which would, individually or in the aggregate, cause a Material Change.

          (xxviii) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

          (xxix) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package, will not be an "investment company" as defined in the Investment Company Act of 1940.

          (xxx) None of the Company or any of its subsidiaries is (A) in violation of its respective charter or by-laws; (B) in breach or in violation of any statute, judgment, decree, order, rule or regulation applicable to the Company or any of its subsidiaries, properties or assets; or (C) in default (nor has any event occurred which, with notice or passage of time or both, would constitute a default) in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, deed of trust, lease, license, permit, certificate, contract or other agreement or instrument, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except in the case of clauses (B) and (C), for breaches, violations or defaults that would not individually or in the aggregate have a Material Adverse Effect.

          (xxxi) Each of the Company and its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
     (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in its reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the Commission, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate to allow timely decisions regarding required disclosure.

          (xxxii) Based on the evaluation of its internal control over financial reporting (as such term is defined in Rule 13a-15 under the Exchange Act), the Company is not aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information or
     (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

          (xxxiii) No unaudited interim consolidated financial statements of the Company for any date or period subsequent to the most recent financial statements appearing in the General Disclosure Package have been prepared by or otherwise made available to the Company that have not been provided to the Representatives and Pistrelli, Henry Martin y Asociados SRL (a member of Ernst & Young Global).

          (xxxiv) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes and the Company agrees to comply with such Section if prior to the completion of the distribution of the Offered Securities it commences doing such business.

          (xxxv) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

          (xxxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

          (xxxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

          (xxxviii) There is and has been no failure on the part of the Company and any of the Company's directors or officers to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act").

     (b) Each Selling Stockholder severally represents and warrants to, and agrees with, the several Underwriters that:

          (i) It has and on the Closing Date hereinafter mentioned will have valid and unencumbered title to the Offered Securities to be delivered by it on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Securities to be delivered by it on such Closing Date hereunder; and upon the delivery of and payment for the Offered Securities on the Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Offered Securities to be delivered by it on such Closing Date.

          (ii) It has, and on the Closing Date will have, full legal right, power, authority, and all authorization and approval required by law to sell, assign, transfer and deliver the Offered Securities to be sold by it in the manner provided herein.

          (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by it for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Offered Securities to be sold by it, except such as have been obtained and made under the Act and such as may be required under state securities laws.

          (iv) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (v) The execution, delivery and performance by or on behalf of such Selling Stockholder of this Agreement, and the consummation of the transactions herein contemplated, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order applicable to such Selling Stockholder of any governmental agency or body or any court, domestic or foreign, having jurisdiction over such Selling Stockholder or any of its properties, or any agreement or instrument to which it is a party or by which it is bound or to which any of its properties are subject.

          (vi) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (A) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all respects to the requirements of the Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statement therein not misleading, and (C) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of the Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectus is included, each Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and the Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations and neither of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The two preceding sentences apply only to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by such Selling Stockholder specifically for use therein.

          (vii) As of the Applicable Time, neither (A) the General Disclosure Package, nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence applies only to statements in or omissions from the General Disclosure Package or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein.

          (viii) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Offered Securities.

          (ix) The sale of the Offered Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries that has come to the attention of the Selling Stockholder and is not set forth in the General Disclosure Package, the Prospectus or any supplement thereto.

          (x) Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment.

          (xi) At any time during the period during which a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act in connection with sales by any Underwriter or dealer, if there is any change in the information with respect to the Selling Stockholder set forth in the Prospectus as most recently amended or supplemented, the Selling Stockholder will immediately notify the Company and the Representatives of such change.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Company and each Selling Stockholder agree, severally and not jointly, to sell to the several Underwriters the number of shares of Firm Securities set forth opposite the name of the Company or such Selling Stockholder on Schedule B hereto, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each Selling Stockholder, at a purchase price of $[ ] per share, the number of shares of Firm Securities set forth below the caption "Company" or "Selling Stockholder" as the case may be, and opposite the name of such Underwriter in Schedule A hereto.

     The Company and the Selling Stockholders will deliver the Firm Securities to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of the Company at the office of Cravath, Swaine & Moore LLP, at 10 a.m., New York time, on [ ], 2007 or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Securities Exchange Act of 1934, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering.

     In addition, upon written notice from the Representatives given to the Company and Solimar from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such Optional Securities shall be purchased from Solimar for the account of each Underwriter in the same proportion as the number of Firm Securities set forth opposite such Underwriter's name bears to the total number of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company and Solimar.

     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an "Optional Closing Date", which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. Solimar will deliver the Optional Securities being purchased on each Optional Closing Date to or as instructed by the Representatives for the accounts of the several Underwriters in a form reasonably acceptable to the Representatives against payment of the purchase price therefor in Federal (same day) funds by official bank checks or wire transfers to accounts at banks acceptable to the Representatives drawn to the order of the Solimar, at the above office of Cravath, Swaine & Moore LLP.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.

     5. Certain Agreements of the Company and the Selling Stockholders. The Company agrees with the several Underwriters and the Selling Stockholders that:

          (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Representatives, subparagraph (4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the 15th business day after the Effective Date of the Initial Registration Statement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b). If an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 p.m., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Prospectus is printed and distributed to any Underwriter, or will make such filing at such later date as shall have been consented to by the Representatives.

          (b) The Company will advise the Representatives promptly of any proposal to amend or supplement at any time the Initial Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Representatives' consent, which consent shall not be unreasonably withheld; and the Company will also advise the Representatives promptly of the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or any Statutory Prospectus and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives copies of each Registration Statement two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

          (g) The Company will pay all expenses (together with VAT where applicable) incidental to the performance of the obligations of the Company and the Selling Stockholders, as the case may be, under this Agreement, including (A) the fees and other expenses (including reasonable fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and the printing of memoranda relating thereto;
     (B) the expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters; (C) the expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; (D) for the filing fee incident to the review by the National Association of Securities Dealers, Inc. of the Offered Securities and (E) for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings provided, however, that on the First Closing Date the Underwriters will reimburse the Company for any expenses incurred by it set forth in clause (E) above, up to a limit of $[ ](1).

----------
(1)  Insert amount equal to 0.25% of gross proceeds of the firm securities.

          (h) The Company will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities and on the execution and delivery of this Agreement unless resulting solely from a grossly negligent act or omission on the part of an Underwriter. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

          (i) For the period specified below (the "Lock-Up Period"), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, except grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Securities pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof or issuances of Securities pursuant to the Company's dividend reinvestment plan. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. The Company will provide the Representatives with notice of any announcement described in clause (ii) of the preceding sentence that gives rise to an extension of the Lock-Up Period.

          (j) The Selling Stockholders agree during the Lock-Up Period not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of the Securities of the Company or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representatives. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Representatives consent to in writing; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the initial Lock-up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension. A transfer of Securities to a family member, trust or controlled affiliate may be made, provided the transferee agrees to be bound in writing by the terms of this Section 5(j) prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

6. Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a "free writing prospectus", as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a "Permitted Free Writing Prospectus". The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an "issuer free writing prospectus", as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

     7. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Pistrelli, Henry Martin y Associados SRL (a member of Ernst & Young Global) concerning the financial information with respect to the Company set forth in the General Disclosure Package in the form attached as Exhibit A.

          (b) Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Selling Stockholders, the Company or the Representatives, shall be contemplated by the Commission. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representatives. The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and
     Section 5(a) of this Agreement.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or Nasdaq or any setting of minimum prices for trading on such exchange or market; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal, New York, Argentinean, Bahamian, Bolivian, Chilean, Panamanian or Paraguayan authorities; (vii) any major disruption of settlements of securities or clearance services in the United States; (viii) any accident, calamity, or other loss, including any event involving the accidental discharge or release of oil or other petroleum products into the environment, involving any of the vessels owned directly or indirectly by the Company if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such accident, calamity or loss makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; or (ix) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, Argentina, the Bahamas, Bolivia, Brazil, Chile, Panama, Paraguay or Uruguay, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

          (d) The Representatives shall have received the following legal opinions, each dated as of the relevant Closing Date:

               (i) of Seward & Kissel LLP, counsel for the Company, in the form attached as Exhibit B;

               (ii) of Covington & Burling LLP, special New York counsel for Solimar Holdings Ltd., in the form attached as Exhibit C-1;

               (iii) of Conyers Dill & Pearman, special Bermuda counsel for Solimar Holdings Ltd., in the form attached as Exhibit C-2;

               (iv) with regard to the First Closing Date only, of Seward & Kissel LLP, special New York counsel for Hazels (Bahamas) Investments Inc., in the form attached as Exhibit C-3;

               (v) with regard to the First Closing Date only, of Higgs & Johnson, counsel for Hazels (Bahamas) Investments, Inc., in the form attached as Exhibit C-4;

               (vi) with regard to the First Closing Date only, of Seward & Kissel LLP, special New York counsel for Inversiones Los Avellanos S.A, in the form of Exhibit C-5;

               (vii) with regard to the First Closing Date only, of Barros & Errazuriz Abogados, Chilean counsel for Inversiones Los Avellanos S.A., in the form of Exhibit C-6;

               (viii) of Perez Alati, Grondona, Benites, Arntsen & Martinez de Hoz, Jr., Argentinean counsel for the Company, in the form attached as Exhibit D;

               (ix) of Higgs & Johnson, Bahamian counsel for the Company, in the forms attached as Exhibits E-1 and E-2;

               (x) of Barros & Errazuriz Abogados, Chilean counsel for the Company, in the form attached as Exhibit F;

               (xi) of Seward & Kissel LLP, Liberian counsel for the Company, in the form attached as Exhibit G;

               (xii) of Tapia, Linares y Alfaro, Panamanian counsel for the Company, in the form attached as Exhibit H;

               (xiii) of Palacios, Prono & Talavera, Paraguayan counsel for the Company, in the form attached as Exhibit I;

               (xiv) of Cuatrecasas Abogados, Spanish counsel for the Company, in the form attached as Exhibit J;

               (xv) of John T. Prahl, Florida counsel for the Company, in the form attached as Exhibit K;

               (xvi) of Leonardo Lobo, Brazilian counsel for the Company, in the form attached as Exhibit L;

               (xvii) of Ramela & Regules Rucker, Uruguayan counsel for the Company, in the form attached as Exhibit M.

          (e) The Representatives shall have received from Cravath, Swaine & Moore LLP, counsel for the Underwriters, such opinion or opinions, dated the relevant Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Selling Stockholders and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Cravath, Swaine & Moore LLP may rely as to the incorporation of the Company and all other matters governed by Bahamian law upon the opinion of Higgs & Johnson referred to above.

          (f) The Representatives shall have received a certificate, dated the relevant Closing Date, of the Chief Executive Officer or Chief Operating Officer and Chief Financial Officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified; that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the Applicable Time; subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and there are no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of the Company.

          (g) The Representatives shall have received a letter, dated the relevant Closing Date, of Pistrelli, Henry Martin y Associados SRL (a member of Ernst & Young Global) which meets the requirements of subsection
     (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

          (h) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the executive officers and directors of the Company.

          (i) On or prior to the date of this Agreement, the Representatives shall have received lock-up letters from each of the Selling Stockholders and from Inversiones Los Avellanos S.A.

          (j) With regards to the First Closing Date only, the Custodian shall have delivered to the Representatives a letter stating that it will deliver to Hazels (Bahamas) Investments Inc. a United States Treasury Department Form 1099 (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof) on or before January 31 of the year following the date of this Agreement and (ii) with regards to each Closing Date, if necessary to avoid a 28% backup withholding tax, Solimar Holdings Ltd. shall have delivered to the Representatives a properly completed and executed United States Treasury Department Form W-8-BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

The Company and the Selling Stockholders will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     8. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company contained herein or any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, including any losses, claims, damages or liabilities arising out of or based upon the Company's failure to perform their respective obligations under Section 5(a) of this Agreement, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

          (b) Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter, its partners, members, directors and officers and its affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by that Selling Stockholder specifically for use therein; provided, however, that the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below; provided, further, that the liability under this subsection of the Selling Stockholders shall be limited to an amount equal to the aggregate proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholders from the sale of Securities sold by the Selling Stockholders hereunder.

          (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any, who controls the Company within the meaning of Section 15 of the Act, and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholders may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, any Statutory Prospectus as of any time, the Prospectus, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Selling Stockholders in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing under the caption "Underwriting--Commissions and Discounts" and the information contained under the caption "Underwriting--Price Stabilization, Short Positions and Passive Market Making".

          (d) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a), (b) or (c) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection
     (a), (b) or (c) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a), (b) or (c) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability, or a failure to act by or on behalf of an indemnified party.

          (e) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a),
     (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (f) The obligations of the Company and the Selling Stockholders under this Section shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter (as hereinafter defined) within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and to each person, if any, who controls the Company, and to each officer of the Company who has signed the Registration Statement within the meaning of the Act.

     9. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company, or the Selling Stockholders except as provided in Section 10 (provided, that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Stockholders, of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Selling Stockholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company and the Selling Stockholders shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii),
(viii) or (ix) of Section 7(c), the Company and the Selling Stockholders will, jointly and severally, reimburse the Underwriters for only actual out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives at UBS Securities LLC, 299 Park Avenue, New York, NY, 10171-0026, Attention: Syndicate Department and at Bear, Stearns & Co. Inc., 383 Madison Avenue, New York, New York, 10179, Attention: Stephen Parish, Managing Director; if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Ultrapetrol (Bahamas) Limited, c/o Ravenscroft Ship Management Inc., 3251 Ponce de Leon Boulevard., Coral Gables, Florida, 33134,
Attention: General Manager; if sent to Solimar Holdings Ltd., will be mailed, delivered or telegraphed and confirmed to it at Solimar Holdings Ltd., AIG-GE Capital Latin American Infrastructure Fund L.P., American International Building, 29 Richmond Road, Pembroke HM08, Bermuda, Attention: Corporate Secretary, with a copy to EMP Global LLC, 2020 K Street, NW, Suite 400, Washington, DC 20006, Attention: James F. Martin/Michael P. Kelley or, if sent to Hazels (Bahamas) Investments Inc., will be mailed, delivered or telegraphed and confirmed to it at Hazels (Bahamas) Investments Inc., c/o Ravenscroft Ship Management Inc., 3251 Ponce de Leon Boulevard., Coral Gables, Florida, 33134,
Attention: General Manager; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in
Section 8, and no other person will have any right or obligation hereunder.

     13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     15. Absence of Fiduciary Relationship. The Company and the Selling Stockholders acknowledge and agree that:

          (a) the Representatives have been retained solely to act as underwriters in connection with the sale of Offered Securities and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or are advising the Company or the Selling Stockholders on other matters;

          (b) the price of the Offered Securities set forth in this Agreement was established by the Company and the Selling Stockholders following discussions and arm's-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

          (c) the Company and the Selling Stockholders have been advised that the Representatives and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

          (d) the Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

     16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably appoints Ravenscroft Ship Management Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in
Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

     The obligation of the Company in respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                            Very truly yours,

                                            ULTRAPETROL (BAHAMAS) LIMITED


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:



                                            SOLIMAR HOLDINGS LTD.


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:



                                            HAZELS (BAHAMAS) INVESTMENTS INC.


                                            By:
                                                --------------------------------
                                            Name:
                                            Title:



                                            INVERSIONES LOS AVELLANOS S.A.

                                            By:
                                                --------------------------------
                                            Name:
                                            Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Acting on behalf of themselves and as the Representatives of the several
  Underwriters.

     UBS SECURITIES LLC


By:
    --------------------------------
Name:
Title:


By:
    --------------------------------
Name:
Title:


     BEAR, STEARNS & CO. INC.

By:
   --------------------------------
Name:
Title:


                                                            SCHEDULE A


                                                                              Number of                          Number of
                                                                            Firm Securities                    Firm Securities
     Underwriter                                                             to be Sold By                     to be Purchased
     -----------                                                             -------------                     ---------------





                                            Company                            Selling Stockholders
                                            -------                            --------------------
                                                     Solimar           Hazels           Inversiones
                                                    Holdings Ltd    (Bahamas) Ltd.    Los Avellanos S.A.

UBS Securities LLC................
Bear, Stearns & Co. Inc...........
DVB Capital Markets LLC...........
Jefferies & Company, Inc..........
Raymond James & Associates, Inc...




                       Total.....
                                           ==============     ==============     ==============     ==============   ==============


                                   SCHEDULE B

             Selling Stockholder                           Number of Optional
                                                           Securities to be Sold
                                                           ---------------------

Solimar Holdings Ltd.....................
Inversiones Los Avellanos S.A............
Hazels (Bahamas) Investments, Inc........
                                                           ---------------------
                          Total...........                   [           ]
                                                           =====================

                                    EXHIBIT A

        FORM OF COMFORT LETTER OF PISTRELLI, HENRY MARTIN Y ASOCIADOS SRL
                       (A MEMBER OF ERNST & YOUNG GLOBAL)
                     TO BE DATED THE DATE OF THIS AGREEMENT

     The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Pistrelli, Henry Martin y Associados SRL (a member of Ernst & Young Global) confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder adopted by the SEC and the Public Company Accounting Oversight Board (United States) ("PCAOB"), and within the meaning of the standards established by the Professional Council in Economic Sciences of the Buenos Aires City for independent public accountants in Argentina and that they are registered with the PCAOB and stating to the effect that:

          (i) in their opinion the financial statements examined by them and included or incorporated by reference in the Registration Statements and the General Disclosure Package comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

          (ii) if any unaudited financial statements are included in the Registration Statement and the General Disclosure Package, they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 100, Interim Financial Information, on the unaudited financial statements included in the Registration Statements and the General Disclosure Package;

          (iii) if any unaudited financial statements are included in the Registration Statement and the General Disclosure Package, on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

               (A) the unaudited financial statements included in the Registration Statements or the General Disclosure Package do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

               (B) the unaudited consolidated net sales, net income and net income per share amounts for the periods included in the Registration Statements or the General Disclosure Package do not agree with the amounts set forth in the unaudited consolidated financial statements for those same periods or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

          (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements, each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an "electronic road show," as defined in Rule 433(h)), the General Disclosure Package and the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter;

     For purposes of this Form, if the Effective Time of the Additional Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the Initial Registration Statement and the Additional Registration Statement as proposed to be filed shortly prior to its Effective Time, and "Prospectus" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this Form.

                                    EXHIBIT B

                  FORM OF LEGAL OPINION OF SEWARD & KISSELL LLP
                             COUNSEL FOR THE COMPANY

                                   EXHIBIT C-1

                FORM OF LEGAL OPINION OF COVINGTON & BURLING LLP,
               SPECIAL NEW YORK COUNSEL FOR SOLIMAR HOLDINGS LTD.

                                   EXHIBIT C-2

                FORM OF LEGAL OPINION OF CONYERS DILL & PEARMAN,
                SPECIAL BERMUDA COUNSEL FOR SOLIMAR HOLDINGS LTD.

                                   EXHIBIT C-3

                  FORM OF LEGAL OPINION OF SEWARD & KISSEL LLP,
         SPECIAL NEW YORK COUNSEL FOR HAZELS (BAHAMAS) INVESTMENTS INC.

                                   EXHIBIT C-4

                    FORM OF LEGAL OPINION OF HIGGS & JOHNSON,
                  COUNSEL FOR HAZELS (BAHAMAS) INVESTMENTS INC.

                                   EXHIBIT C-5

                  FORM OF LEGAL OPINION OF SEWARD & KISSEL LLP,
           SPECIAL NEW YORK COUNSEL FOR INVERSIONES LOS AVELLANOS S.A.

                                   EXHIBIT C-6

             FORM OF LEGAL OPINION OF BARROS & ERRA ZURIZ ABOGADOS,
               CHILEAN COUNSEL FOR INVERSIONES LOS AVELLANOS S.A.

                                    EXHIBIT D

                 FORM OF LEGAL OPINION OF PEREZ ALATI, GRONOONA,
                     BENITES, ARNSEN & MARTINEZ DE HOZ, JR.,
                       ARGENTINIAN COUNSEL FOR THE COMPANY

                                    EXHIBIT E

                   FORM OF LEGAL OPINIONS OF HIGGS & JOHNSON,
                        BAHAMIAN COUNSEL FOR THE COMPANY

                                    EXHIBIT F

             FORM OF LEGAL OPINION OF BARROS & ERRA ZURIZ ABOGADOS,
                         CHILEAN COUNSEL FOR THE COMPANY

                                    EXHIBIT G

                  FORM OF LEGAL OPINION OF SEWARD & KISSEL LLP,
                        LIBERIAN COUNSEL FOR THE COMPANY

                                    EXHIBIT H

                FORM OF LEGAL OPINION OF TAPIA, LINARES Y ALFARO,
                       PANAMANIAN COUNSEL FOR THE COMPANY

                                    EXHIBIT I

                 FORM OF OPINION OF PALACIOS, PRONO & TALAVARA,
                       PARAGUAYAN COUNSEL FOR THE COMPANY

                                    EXHIBIT J

                    FORM OF OPINION OF CUATRECASAS ABOGADOS,
                         SPANISH COUNSEL FOR THE COMPANY

                                    EXHIBIT K

                        FORM OF OPINION OF JOHN T. PRAHL,
                         FLORIDA COUNSEL FOR THE COMPANY

                                    EXHIBIT L

                       FORM OF OPINION OF LEONOARDO LOBO,
                        BRAZILIAN COUNSEL FOR THE COMPANY

                                    EXHIBIT M

                   FORM OF OPINION OF RAMELA & REGULES RUCKER,
                        URUGUAYAN COUNSEL FOR THE COMPANY

                                   APPENDIX I

   Public offering price of Offered Securities: $[o] per share.

   Number of Firm Securities sold by the Company: [o] shares.

                                   APPENDIX II



                                     [None].